QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Genetronics Biomedical Corporation (the "Company") on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 15, 2005
/s/ AVTAR DHILLON Avtar Dhillon President and Chief Executive Officer (Principal Executive Officer)
/s/ PETER KIES Peter Kies Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed with the Securities and Exchange Commission as part of the Form 10-K or as a separate disclosure document and is not incorporated by reference into any filing of Genetronics Biomedical Corporation under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002